UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NUMBER 1

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

Consorteum Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53153
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

          Suite 550, 141 Adelaide Street West, Toronto, Ontario, M5H 3L5 Canada
(Address of principal executive office, including zip code)

(877) 414-2774
(Telephone number, including area code)

_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note: The purpose of this Amendment to Form 8-K is to file the letter from our independent accountant required by Item 4.02(b)(3) as an exhibit to the Form 8-K concerning the independent accountant’s agreement or disagreement with the Company’s statements in Item 4.02(b) of Form 8-K filed on November 16, 2010.

Item 4.02 (c)(1)(3) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(c)(1) The Company provided the independent accountant with a copy of its Form 8-K filed on November 16, 2010 containing the Company’s response to Item 4.02 on the same day as the filing of this Report on Form 8-K with the Securities and Exchange Commission (“Commission”).

(c)(2)  The Company has requested that the independent accountant furnish the Company with a letter addressed to the Commission stating whether the independent accountant agrees with the statements made by the Company in response to this Item 4.02 and, if not, stating the respects in which it does not agree.

(c)(3)  The Company has amended this Form 8-K by filing the independent accountant’s letter as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions. None

(d) Exhibits.

99.1  Letter dated November 17, 2010 from SF Partnership, LLC Chartered Accountants to Consorteum Holdings, Inc. (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment Number 1 to Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CONSORTEUM HOLDINGS, INC.
(Registrant)

By: /s/ Craig A. Fielding
Craig A. Fielding, CEO
DATE: November 17, 2010